FIRST AMENDMENT


     THIS FIRST AMENDMENT dated as of April 29, 1997 (this "Amendment") is among LIFE RE CORPORATION (the "Borrower"), various financial institutions (the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").


                      W I T N E S E T H:

     WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of November 2, 1995 (the "Agreement") which provides for the Lenders to make Loans to the Borrower from time to time (terms defined in the Agreement and not otherwise defined herein are used herein as defined in the Agreement); and

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Agreement shall be amended in accordance with Sections 1.1 through 1.7 below.

     1.1 Amendment of Certain Definitions. Section 1.1 of the Agreement is amended by deleting the existing definitions of "Applicable Margin", "EBT", "Non-Investment Grade", "Statutory Surplus", and "Total Capital" in their entirety and substituting the following therefor, respectively (it being understood that the existing definition of "Applicable Margin" shall be applicable for all times prior to the First Amendment Effective Date):

          Applicable Margin at any time means (a) commencing on the date of the effectiveness of the First Amendment to this Agreement and until changed pursuant to clause (b), 0.3%, and (b) on and after any date specified below on which the Applicable Margin is to be adjusted, the rate per annum for the relevant time period set forth below opposite the applicable Indebtedness to Capitalization
     Ratio:

       Indebtedness to
     Capitalization Ratio                    Applicable Margin

     Less than 25%                               0.250%

     25% or more but less than
       or equal to 35%                           0.300%

     Greater than 35%                            0.375%.

          The Applicable Margin shall be adjusted 50 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 95 days) after the end of each Fiscal Quarter based on the Indebtedness to Capitalization Ratio as of the last day of such Fiscal Quarter; it being understood that (a) if the Borrower fails to deliver the financial statements required by Section 8.1.1(a) by the 50th (or, if applicable, the 95th) day after any Fiscal Quarter, the Applicable Margin shall be 0.375% until such financial statements are delivered; and (b) any adjustment in the Applicable Margin shall result in an immediate change in the interest rate for all outstanding Eurodollar Loans. Notwithstanding the foregoing, no decrease in the Applicable Margin shall be effected on any date on which an Event of Default exists (but shall be delayed until the first date on which no Event of Default exists).

          EBT means for any period the sum for such period of (i) the consolidated Statutory EBT of the Insurance Subsidiaries (using consolidating principles in accordance with GAAP, wherein intercompany balances and transactions are eliminated) plus (ii) any interest expense incurred by TexasRe plus (iii) any Investment Income of the Borrower.

          Non-Investment Grade means any debt instrument or preferred stock other than a debt instrument or preferred stock which (a) is rated Baa3 or better (or P-2 or better in the case of commercial paper) by Moody's Investors Service, Inc. or (b) is rated BBB- or better (or A-2 or better in the case of commercial paper) by Standard & Poor's Ratings Group or (c) is not rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group but (i) is rated "2" or better by the NAIC or (ii) if not rated by the NAIC, is rated the equivalent of NAIC "2" or better by the Borrower in good faith using generally accepted analytic practices of the financial industry.

          Statutory Surplus means, as of any date, with respect to any Insurance Subsidiary, the sum of (x) the amount reported on page 3, line 37, column 1 of its Annual Statement plus (y) the sum of AVR plus IMR of such Insurance Subsidiary plus (z) the sum of AVR plus IMR of every direct and indirect Insurance Subsidiary of such Insurance Subsidiary; or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared, plus, in the case of TexasRe, the amount of surplus classified as a liability in connection with an agreement with the Texas Department of Insurance concurrent with an amendment to TexasRe's surplus debentures which are reflected on page 3 in the details to line 25 of its Annual Statement.

          Total Capital shall mean the sum of (a) the Statutory Surplus of Life Reassurance, plus (b) the Statutory Surplus of TexasRe (excluding the Statutory Carrying Value of Life Reassurance) to the extent such amount exceeds the minimum capital and surplus requirements of its Department, plus (c) any cash, cash equivalents and Invested Assets (excluding surplus debentures of TexasRe on the books of the Borrower and the GAAP book value of TexasRe) of the Borrower only.

     1.2 Amendment to Section 2.8. The first clause of the first sentence of Section 2.8 of the Agreement is amended to read as follows:
"On or before each of September 1, 1996, September 1, 1997 and September 1, 1998,".

     1.3 Definition of "Facility Fee Rate". The second and third paragraphs of Section 3.4.1 of the Agreement are amended in their entirety to read as follows (it being understood that the existing paragraphs shall be applicable for all times prior to the First Amendment Effective Date):

          For purposes of this Section 3.4.1, "Facility Fee Rate" means the rate per annum set forth in the schedule below opposite the applicable Indebtedness to Capitalization Ratio:


       Indebtedness to                           Facility
     Capitalization Ratio                        Fee Rate

     Less than 25%                               0.125%

     25% or more but less than
       or equal to 35%                           0.150%

     Greater than 35%                            0.175%.

          The Facility Fee Rate shall be 0.15% commencing on the date of the effectiveness of the First Amendment to this Agreement and thereafter shall be adjusted 50 days or, in the case of the last Fiscal Quarter of any Fiscal Year, 95 days after the end of each Fiscal Quarter based on the Indebtedness to Capitalization Ratio as of the last day of such Fiscal Quarter; it being understood that
     (a) if the Borrower fails to deliver the financial statements required by Section 8.1.1(a) by the 50th (or, if applicable, the 95th) day after any Fiscal Quarter, the Facility Fee Rate shall be 0.175% until such statements are delivered; and (b) no decrease in the Facility Fee Rate shall be effected on any date on which an Event of Default exists (but shall be delayed until the first date on which no Event of Default exists). Any change in the Facility Fee Rate shall be immediately effective for computation of the facility fee.

     1.4 Amendment to Section 8.1.10. Clause (ii) of Section 8.1.10 of the Credit Agreement is amended in its entirety to read as follows:

          (ii) The Borrower and its Subsidiaries shall not invest, in the aggregate at any one time, more than an amount equal to the lesser of (A) fifteen percent (15%) of the consolidated Invested Assets of the Borrower and its Subsidiaries (using consolidating principles in accordance with GAAP, wherein intercompany balances are eliminated) or (B) 100% of the Statutory Surplus of Life Reassurance, in the following types of investments valued at GAAP carrying value, collectively, at any time:

               (a) Non-Investment Grade securities;

               (b) common stock and other equity securities (other
                   than (x) investments in Subsidiaries and (y) preferred stock); and

               (c) Investments in interests in real property,
                   including, without limitation, fee title, mortgage loans and short and long-term leases (other than mortgage backed securities that are otherwise in compliance with this Section 8.1.10).

     1.5 Amendments to Section 8.2.13. Clause (i) of Section 8.2.13 is amended by replacing the words "stockholder's equity" with the word "Equity"; and clause (ii) of Section 8.2.13 is amended in its entirety to read as follows:

     (ii) the Borrower may make additional Restricted Payments if (a) immediately before and after giving effect thereto no Event of Default or Unmatured Event of Default exists, (b) Life Reassurance has an A.M. Best rating of A or better and (c) immediately before and after giving effect thereto Total Capital (including, without duplication, the full amount of the surplus notes) is greater than the consolidated Indebtedness of the Borrower and its Subsidiaries.

     1.6 Amendment of Form of Compliance Certificate. Exhibit E to the Agreement is deleted in its entirety and replaced by the Exhibit E attached hereto.

     1.7 Amendment to Schedule 2.1. Schedule 2.1 to the Agreement is deleted in its entirety and replaced by the Schedule 2.1 attached hereto.

     SECTION 2 WARRANTIES. To induce the Lenders to enter into this Amendment, the Borrower warrants that:

     2.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended hereby (the "Amended Agreement").

     2.2 No Conflicts. The execution and delivery of this Amendment, and the performance by the Borrower of its obligations under the Amended Agreement, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

     2.3 Validity and Binding Effect. The Amended Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 3 CONDITIONS PRECEDENT TO EFFECTIVENESS. The amendments set forth in Section 1 hereof shall become effective, as of the day and year first above written, on such date (herein called the "First
Amendment Effective Date") when each of the following conditions precedent have been satisfied.

     3.1 First Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and all Lenders.

     3.2 No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

     SECTION 4  DELETION OF LENDER; CHANGE IN PERCENTAGES.
(a) Concurrently with the effectiveness of this Amendment pursuant to
Section 3, Bank One Texas, N.A. ("Bank One") shall cease to be a "Lender" under and for all purposes of the Agreement and shall no longer have any rights or obligations thereunder, except for (i) rights to receive payment of indemnities, reimbursements and other similar amounts from the Borrower (including, without limitation, rights under Section 4.5 of the Agreement) and (ii) obligations to indemnify, reimburse or make payment to the Administrative Agent with respect to circumstances or events on or prior to the date of such effectiveness. In furtherance of the foregoing, on the First Amendment Effective Date the Borrower will pay to the Administrative Agent for the account of Bank One all principal, interest, fees and other amounts then owed to Bank One under the Agreement. Bank One agrees that it will promptly return to the Borrower the Note issued to Bank One under the Agreement, marked to show that such Note has been cancelled.

     (b) Concurrently with the effectiveness of this Amendment and the deletion of Bank One as a Lender, the Percentages will be reallocated among the Lenders so that each Lender will have a Percentage as set forth on Schedule 2.1 hereto. In furtherance of the foregoing, on the First Amendment Effective Date, each Lender which will have an increased Percentage after giving effect hereto will make additional Loans to the Borrower (which Loans shall have remaining Interest Periods and interest rates corresponding to the currently outstanding Eurodollar Loans) in an amount so that, after giving effect to such additional Loans, each Lender will have a pro rata share (according to its Percentage) of all Borrowings. The Borrower agrees that it will indemnify each Lender upon demand for any loss or expense such Lender may sustain or incur as a result of the making by such Lender of each additional Eurodollar Loan pursuant to the foregoing sentence (based upon the difference, if any, between the funding cost for such Lender for the remaining portion of the applicable Interest Period and the funding cost such Lender would have incurred for such portion of such Interest Period had such Lender funded such Loan on the first day of such Interest Period); provided that the Borrower shall only be obligated to pay the net loss or expense incurred by such Lender after taking into account the corresponding benefit to such Lender (if any) as a result of all additional Loans made pursuant to the foregoing sentence (but no Lender shall be obligated to reimburse the Borrower for any net benefit to such Lender resulting from such additional Loans).

     SECTION 5  GENERAL.

     5.1 Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished herewith.

     5.2 Governing Law. This Amendment shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Agreement and the other Loan Documents to "Credit Agreement," "Agreement" or similar terms shall refer to the Amended Agreement.

     5.4 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                         LIFE RE CORPORATION


                         By: /s/ Chris C. Stroup
                         Title: Executive Vice President &
                                 Chief Financial Officer

                         By: /s/W. Weldon Wilson
                         Title: Vice President and Secretary


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION, as
                           Administrative Agent

                         By: /s/Michael P. Ernst
                         Title: Vice President


                         BANK OF AMERICA ILLINOIS



                         By: /s/Michael P. Ernst
                         Title: Vice President


                         FLEET NATIONAL BANK


                         By: /s/Robert E. Meditz
                         Title: Assistant Vice President


                         THE BANK OF NEW YORK


                         By: /s/Melanie L. Shorofsky
                         Title: Vice President


                         MELLON BANK, N.A.


                         By: /s/ W. S. Sanford
                         Title: Senior Vice President


                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                         By: /s/ Eric Oppenheimer
                         Title: Vice President


                         BANK OF MONTREAL


                         By: /s/ Charles W. Reed
                         Title: Director


                         Solely for purposes of Section 4 above:

                         BANK ONE TEXAS, N.A.


                         By:/s/ Jim V. Miller
                         Title: Vice President


                         SCHEDULE 2.1

                         COMMITMENTS



                                Commitment
      Lender                      Amount             Percentage


     Bank of America Illinois  $30,000,000           18.75000%
     Fleet National Bank       $25,000,000           15.62500%
     The Bank of New York      $23,750,000           14.84375%
     Mellon Bank N.A.          $28,750,000           17.96875%
     The Bank of Tokyo
       Trust Company           $28,750,000           17.96875%
     Bank of Montreal          $23,750,000           14.84375%

     Totals                   $160,000,000              100%


                            EXHIBIT E

                  FORM OF COMPLIANCE CERTIFICATE

                                          Date: ___________, ____

TO:  Bank of America National Trust and Savings
     Association, as Administrative Agent, and the Lenders under the Credit Agreement referred to below

          Re: Life Re Corporation

     Please refer to that certain Amended and Restated Credit Agreement (as heretofore amended, modified, supplemented, restated, refunded or renewed and as currently in effect, herein called the "Agreement"), dated as of November 2, 1995, among Life Re Corporation (the "Borrower"), the Lenders and Co-Agents referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent.

     Terms defined in the Agreement shall have the same meanings when used herein.

     In accordance with Section 8.1.1(e) of the Agreement, the Borrower hereby certifies that the statements and calculations set forth below are true and correct as of __________________, 19__ (the "Calculation Date"):

I.   Section 8.1.10(ii) - Investments.
     A.   Consolidated Invested Assets of the Borrower
          and its Subsidiaries                                 $__________
     B.   15% of Item A                                        $__________
     C.   100% of Statutory Surplus of Life Reassurance        $__________
     D.   Maximum aggregate amount of investments
          permitted pursuant to Section 8.1.10(ii)
          (the lesser of Item B or Item C)
     E.   Restricted Investments
          1.   Non-Investment Grade Securities                 $__________
          2.   Common stock and other equity
               securities (other than (x) investments
               in Subsidiaries and (y) preferred stock)        $__________
          3.   Investments in interests in real
               property (excluding those described in
               the parenthetical clause in
               Section 8.1.10(ii)(c))                          $__________
          4.   Sum of Items E.1 through E.3                    $__________
          [Item E.4 is not permitted to exceed Item D]

II.  Section 8.1.10(iii) - Investments.
     A.   Admitted assets of Life Reassurance as of
          the Calculation Date                                 $__________
     B.   4% of Item A                                         $__________
     C.   Life Reassurance capital and surplus as of
          the Calculation Date                                 $__________
     D.   20% of Item C
     E.   The lesser of Item B or Item D                       $__________
     F.   The value, as of the Calculation Date, of
          the investments of the Borrower and its
          Subsidiaries in one securities issuer which
          exceed the amount of Item E                            __________
             (excluding U.S. Government Securities,          (name of issuer)
          Canadian Government Securities and investments
          of the Borrower and/or its Subsidiaries in           $__________
          the Borrower or any other Subsidiary)          (value of investment)




          [Item F is not permitted to exceed Item E]

III. Section 8.2.1 - EBT to Future Fixed Charges.
     A.   EBT for the calendar year ended on the
           Calculation Date                                   $__________
     B.   Future Fixed Charges of Borrower and its
          Subsidiaries for the next calendar year:            $__________
          1.   Future Interest Charges                        $__________
          2.   Mandatory principal payments with
               respect to Consolidated Debt                   $__________
          3.   Sum of B.1 and B.2                             $__________
     C.   Item A divided by Item B.3                          $__________
     [Item C is not permitted to be less than 1.25]

IV.  Section 8.2.2 - EBT to Future Interest Charges.
     A.   EBT for the four Fiscal Quarters ended on
          the Calculation Date                                $__________
     B.   Future Interest Charges of Borrower and
          its Subsidiaries for the next four
          Fiscal Quarters:                                    $__________
          1.   Outstanding principal amount of Debt
               at the Date of Calculation                     $__________
          2.   Annualized interest rate applicable
               to Debt                                        $__________
          3.   Item B.1 multiplied by Item B.2                $__________
          4.   Interest corresponding to mandatory
               principal reductions scheduled for the
               next four Fiscal Quarters                      $__________
          5.   Item B.3 less Item B.4                         $__________
     C.   Item A divided by Item B.5)
     D.   EBT to Future Interest Charges for prior
          Fiscal Quarter.                                      __________
          [Item C is not permitted to be less than 2.0 for any two consecutive Fiscal Quarters]

V.   Section 8.2.3 Minimum Statutory Surplus
     A.   Total Adjusted Capital of Life Reassurance
          as of the Calculation Date                          $__________
     B.   Company Action Level (as such term is
          defined by NAIC risk-based capital level)           $__________
          [Item A is not permitted to be less than 150% of Item B]

VI.  Section 8.2.4 Indebtedness to Capitalization
     A.   Consolidated Indebtedness of the Borrower and
          its Subsidiaries as of the Calculation Date         $__________
     B.   Consolidated Equity of the Borrower and its
          Subsidiaries as of the Calculation Date             $__________
     C.   Item A plus Item B                                  $__________
     D.   Item A divided by Item C                            $__________
          [Item D is not permitted to be greater
          than 45%]                                           $__________

VII. Section 8.2.13 - Restricted Payments.
     A.   Permitted Restricted Payments
          1.   Borrower's Equity as of the last day
               of the Fiscal Year immediately preceding
               the Calculation Date.                          $__________
          2.   3% of Item A.1                                 $__________
          3.   Cumulative amount of Restricted Payments
               during the applicable Fiscal Year as of
               the Calculation Date                           $__________
     B.   A.M. Best rating of Life Reassurance as of
          the Calculation Date                                 __________
     C.   Total Capital
          1.   Statutory Surplus of Life Reassurance          $__________
          2.   Statutory surplus of TexasRe (excluding
               the Statutory Carrying Value of Life
               Reassurance) to the extent such amount
               exceeds minimum capital and surplus
               requirements of its Department                 $__________
          3.   Any cash, cash equivalents and Invested
               Assets (excluding surplus debentures of
               TexasRe on books of Borrower and GAAP
               book value of TexasRe)                         $__________
          4.   Sum of Items C.1 through C.3                   $__________
     D.   Consolidated Indebtedness of Borrower and its
          Subsidiaries as of the Calculation Date.            $__________
          [Item A.3 is not permitted to exceed Item A.2 unless (a) no Event of Default or Unmatured
          Event of Default exists, (b) Item B is "A" or better and (c) Item C.4 is greater than Item D]

VIII.     Section 8.14 Capital Expenditures.
     A.   Cumulative amount of Capital Expenditures
          during applicable Fiscal Year as of the
          Calculation Date                                    $__________
          [Item A is not permitted to exceed $10,000,000]